EXHIBIT 99.1

SUI Group Appoints Former CFTC Commissioner and a16z Crypto Global Head of Policy Brian Quintenz to Board of Directors

Appointment Further Strengthens Regulatory and Policy Leadership as Company Advances SUI Treasury Strategy

WAYZATA, MN, January 5, 2026 – SUI Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”) today announced the appointment of Brian Quintenz as an independent director to the Company’s board of directors (the “Board”), effective January 5, 2026. Mr. Quintenz will also serve on the audit committee of the Board. Mr. Quintenz’s appointment follows the transition of the Company’s Chief Financial Officer, Joseph A. Geraci, II, from Director, a position from which he has now resigned, to Board Observer. With the appointment of Mr. Quintenz, SUI Group’s Board now comprises five members, three of whom the Board has determined to be independent under applicable Nasdaq rules.

Mr. Quintenz is a widely recognized leader in financial markets, public policy, and digital asset regulation. He currently serves on the board of Kalshi, an event-based derivatives exchange regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”) and has advised a range of leading institutions across the digital asset and financial services ecosystems.

Previously, Mr. Quintenz served as Global Head of Policy for a16z crypto, where he led policy strategy and engagement for one of the world’s most influential digital asset investment platforms. He also served as a Commissioner of the CFTC, having been nominated by Presidents Obama and Trump, and unanimously confirmed by the U.S. Senate. During his tenure, he played a central role in shaping regulatory frameworks for derivatives, fintech, and digital assets, including early oversight of Bitcoin futures markets.

“Brian is a widely respected leaders in the digital asset industry, with a rare combination of capital markets expertise, regulatory credibility, and deep infrastructure knowledge,” said Marius Barnett, Chairman of the Board. “His decision to join our Board and support our SUI treasury strategy represents a meaningful validation of both SUIG and the long-term potential of the Sui ecosystem. As we scale our efforts, we expect Brian’s experience to be critical to maintaining institutional rigor, engaging constructively with policymakers, and positioning SUIG as a long-term participant in the institutional adoption of SUI.”

Prior to his public service, Mr. Quintenz was the Founder and Managing Principal of Saeculum Capital Management and held a senior investment and advisory role at Hill-Townsend Capital, and served as a senior policy advisor in the U.S. House of Representatives.

About SUI Group Holdings Limited

SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

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Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Media Contact

Gasthalter & Co.

SUIG@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

SUIG@elevate-ir.com

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